Exhibit 10.1

[DATE], 2020

GigCapital3, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Re: Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between GigCapital3, Inc., a Delaware corporation (the “Company”), and Nomura Securities International, Inc. and Oppenheimer & Co. Inc., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of 20,000,000 units (the “Initial Units”) of the Company, and up to an additional 3,000,000 units (together with the Initial Units, the “Units”) in the event that the Underwriters’ 45-day over-allotment option (“Over-Allotment Option”) is exercised in full or in part, each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock” and such shares included in the Units, the “Offering Shares”), and three-fourths of one redeemable warrant to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment (the warrants included in the Units sold, the “Offering Warrants”). Capitalized terms used herein but not defined in context are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned Underwriters and GigAcquisitions3, LLC, a Delaware limited liability company (“Sponsor”), hereby agrees with the Company as follows:

1. With respect to stockholder votes and associated conversion rights,

(a) if the Company solicits stockholder approval of a Business Combination via a proxy solicitation, then the undersigned will vote all shares of then outstanding Common Stock beneficially owned by him, her or it in favor of such Business Combination; provided, that (i) the undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business the Company is seeking to acquire, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view, and (ii) no Insider will be entitled to receive or accept a finder’s fee or any other compensation in the event such Insider originates a Business Combination;

(b) the undersigned hereby agrees not to propose for a stockholder approval any amendment to the Amended and Restated Certificate of Incorporation that would (i) affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months of the closing of the IPO, or (ii) alter its provisions relating to the Company’s pre-Business Combination activity or the related stockholders’ rights prior to the consummation of such Business Combination, unless, in each case, the Company provides the holders of any Offering Shares with the opportunity to redeem their Offering Shares upon the approval of any such amendment. Such redemption must be at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of franchise and income taxes payable by the Company), divided by the number of then outstanding Offering Shares; and

(c) the undersigned will not redeem any shares of Common Stock beneficially owned by him, her or it in connection with a solicitation for stockholder approval described in either of clauses (a) or (b) above, or sell any such shares of Common Stock in a tender offer undertaken by the Company in connection with a Business Combination.

2. Each of the undersigned hereby waives any and all right, title, interest or claim of any kind the undersigned may have in the future in or to any distribution of the Trust Account and any remaining assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, that the foregoing waiver shall not apply with respect to liquidating distributions from the Trust Account made in connection with any Offering Shares purchased by the undersigned or its Affiliates during the IPO or on the open market after the completion of the IPO if the Company fails to complete a Business Combination within 18 months of the completion of the IPO 18 months from the completion of the IPO. Each of the undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any of the Offering Warrants, all rights of which will terminate upon the Company’s liquidation.

3. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations,

(a) Sponsor, an Affiliate of Dr. Katz, the Company’s Chief Executive Officer, shall present to the Company for its consideration, prior to presentation to any other entity, any target business in the technology, media and telecommunications industry that has a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and any taxes payable on interest earned), subject to any pre-existing fiduciary or contractual obligations Sponsor might have; and

(b) Sponsor hereby acknowledges and agrees that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

4. None of the undersigned or any of their Affiliates will be entitled to receive, and none of them may accept, any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination, except for the following:

(a) Sponsor and its Affiliates may receive compensation for administrative services and office space, as provided for under that certain Administrative Services Agreement, dated as of February 14, 2020, between the Company and GigFounders, LLC;

(b) Sponsor may receive amounts due under that certain promissory note in the aggregate principal amount of $100,000, dated as of February 13, 2020, issued by the Company in favor of Sponsor;

(c) Sponsor may receive reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on behalf of the Company, such as identifying and investigating possible business targets and business combinations, as well as advisory fees to directors pertaining to board committee service and extraordinary administrative and analytical services, and repayment upon consummation of a Business Combination of any loans which may be made by Sponsor or its Affiliates to finance transaction costs in connection with an intended Business Combination. While the terms of any such loans have not been determined nor have any written agreements been executed with respect thereto, it is acknowledged and agreed that up to $1,500,000 of any such loans may be convertible into units of the post-business combination entity at a price of $10.00 per unit at the option of the lender; and

(e) any underwriting discounts, commissions and other fees and compensation payable to the Underwriters pursuant to the Underwriting Agreement, including, but not limited to, any deferred fees or fee or expense reimbursements set forth therein.

5. To the extent that the Underwriters do not exercise the Over-Allotment Option, in full or in part, within the time period set forth in the Underwriting Agreement, Sponsor agrees that it shall forfeit, at no cost, up to 750,000 Founder Shares. If applicable, Sponsor would forfeit such number of Founder Shares as would be required to maintain the ownership of the Company’s pre-IPO stockholders at 20.0% of the total issued and outstanding shares of Common Stock immediately after the closing of the IPO; provided, that the “total issued and outstanding shares of Common Stock” would not take into account any Insider Shares (as defined in the Underwriting Agreement) or shares of Common Stock included in the Private Units. Sponsor further agrees that to the extent that the size of the IPO is increased or decreased, the Company will purchase or sell shares of Common Stock or effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the IPO in such amounts as to maintain the ownership of the stockholders prior to the IPO at 20.0% of its total issued and outstanding shares of Common Stock upon the consummation of the IPO; provided, that the “total issued and outstanding shares of Common Stock” would not take into account any Insider Shares (as defined in the Underwriting Agreement) or shares of Common Stock included the Private Units.

6. Sponsor agrees to continue to serve as the Sponsor of the Company until the earlier of the consummation by the Company of a Business Combination or its liquidation.

7. Sponsor’s FINRA Questionnaire previously furnished to the Company and the Representatives is true and accurate in all respects.

8. Each of the undersigned represents and warrants that (i) it is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order, or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; (ii) it has never been convicted of or pleaded guilty to any crime involving any fraud, relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities, and he, she, or it is not currently a defendant in any such criminal proceeding; and (iii) it has never been suspended or expelled from membership in any securities or commodities exchange or association, or had a securities or commodities license or registration denied, suspended or revoked.

9. Each of undersigned agrees that it shall not Transfer any Founder Shares, Private Units or any securities underlying the Private Units beneficially held by it, or by its Affiliates until the date that is (i) in the case of the Founder Shares, the earlier of (A) twelve months after the completion of a Business Combination or (B) the date on which, subsequent to a Business Combination, (x) the last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after a Business Combination or (y) the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property and (ii) in the case of the Private Units or any securities underlying the Private Units, until 30 days after the completion of a Business Combination (the “Lock-up Period”). Notwithstanding the foregoing, during the Lock-up Period, Transfers of Founder Shares, Private Units or any securities underlying the Private Units beneficially held by the undersigned are permitted to be made (a) amongst Sponsor and its Affiliates, to the Company’s executive officers or directors, or to any Affiliate or family member of any of the Company’s executive officers or directors, (b) in the case of an entity, as a distribution to its partners, stockholders or members upon its liquidation, (c) in the case of an individual, (1) by bona fide gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an Affiliate of such person or to a charitable organization, (2) by virtue of the laws of descent and distribution upon death of such person, (3) pursuant to a qualified domestic relations order, (d) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (e) through private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which such securities were originally purchased, (f) in the case of an Underwriter, to such Underwriter’s Affiliates or any entity controlled by such Underwriter, or (g) to the Company for no value for cancellation in connection with the consummation of a Business Combination; provided, that, in each such case (except clause (g)), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

10. In the event of the liquidation of the Trust Account, Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company, or (ii) a prospective target business with which the Company has entered into an acquisition agreement; provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per share of the Offering Shares, or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (whether or not such agreement is enforceable) and as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third party claims. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within fifteen (15) days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

11. The undersigned has full right and power, without violating any agreement by which he, she, or it is bound, to enter into this Letter Agreement.

12. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him, her or it arising out of or relating in any way to this Letter Agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) with respect to Sponsor only, irrevocably agrees to appoint Crowell & Moring LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his, her or its own behalf, service of process in any Proceedings. If for any reason such agent is unable to act as such with respect to Sponsor, Sponsor will promptly notify the Company and the Representatives within 30 days and nothing in this Letter Agreement will affect the right of either party to serve process in any other manner permitted by law.

13. As used herein, (i) “Affiliate” has the meaning set forth in Rule 144(a)(1) under the Securities Act; (ii) “Amended and Restated Certificate of Incorporation” refers to the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time; (iii) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended; (v) “Founder Shares” means the 5,735,000 shares of Common Stock (of which 750,000 are subject to forfeiture pursuant to paragraph 5) purchased by Sponsor pursuant to an amended and restated subscription agreement, dated as of April 16, 2020, entered into by and between Sponsor and the Company; (vi) “Insiders” means all executive officers and directors of the Company immediately prior to the IPO, as well as Sponsor and any of its Affiliates; (vii) “Private Units” means the 893,479 private units (or 969,000 private units if the Over-Allotment Option is exercised in full) of the Company, each consisting of one share of Common Stock and three-fourths of one warrant to purchase a share of Common Stock at a price of $11.50 per share, to be purchased by the Sponsor and the Underwriters in private placements intended to close simultaneously with the consummation of the IPO and the Over-Allotment Option, as applicable, (viii) the “Registration Statement” shall mean the Registration Statement on Form S-1 (Registration No. 333-236626) filed by the Company with the SEC in connection with the IPO, as the same may be amended or supplemented; (ix) the “Securities Act” means the Securities Act of 1933, as amended; (x) the “SEC” means the United States Securities and Exchange Commission; (xi) “Transfer” means (a) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to, any security, (b) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b); and (xii) “Trust Account” means the trust account into which a portion of the net proceeds of the Company’s IPO will be deposited.

14. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16. This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the Company’s consummation of a Business Combination, or (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

17. This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Letter Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

Very truly yours,

GIGACQUISITIONS3, LLC

By: Dr. Avi S. Katz, Manager

NOMURA SECURITIES INTERNATIONAL, INC.

By:

OPPENHEIMER & CO. INC.

By:

ODEON CAPITAL GROUP LLC

By:

Accepted and agreed this [●] day of [●], 2020.

GIGCAPITAL3, INC.

By: Dr. Avi S. Katz, Chairman of the Board and Chief Executive Officer

Signature page to Insider Letter (Sponsor and Underwriters)

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